UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_______________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 2, 2023
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Better Choice Company Inc.
(Exact name of Registrant as Specified in its Charter)
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Delaware	001-40477	83-4284557
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12400 Race Track Road
Tampa, Florida 33626
(Address of Principal Executive Offices) (Zip Code)
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(Registrant's Telephone Number, Including Area Code): (212) 896-1254
N/A
(Former name or former address, if changed since last report.)
_______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value share	BTTR	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Appointment of Chief Financial Officer
On August 2, 2023, the Company ("the Company") announced that Carolina Martinez, age 33, was appointed as Chief Financial Officer of the Company, effective August 2, 2023. Mrs. Martinez previously served as the Interim Chief Financial Officer, Secretary and Treasurer of the Company appointed on April 3, 2023 and will continue to serve as the Secretary and Treasurer. Prior to joining the Company, Mrs. Martinez was a Director of CFO Partnership Solutions at ONE10 Advisors, LLC, ("ONE10") a strategic finance and accounting advisory firm in Tampa, FL since January 2022. Prior to ONE10, she served in several Assurance leadership roles at PricewaterhouseCoopers, including its National Office, from August 2014 to December 2021. Mrs. Martinez is a licensed Certified Public Accountant in the State of Florida and holds a Master of Science in Accounting from The University of Tampa and a Bachelor of Science in Business Administration, Accounting from the University of Central Florida.

There are no other arrangements or understandings between Mrs. Martinez and any other persons, other than the Employment Agreement (as defined and described below), pursuant to which she was appointed to the office described above and no family relationship among any of the Company’s directors or executive officers and Mrs. Martinez. Mrs. Martinez does not have any direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreement with the Chief Financial Officer
The Company and Mrs. Martinez entered into an Employment Agreement dated as of August 2, 2023 (the “Employment Agreement”) in connection with Mrs. Martinez’s appointment as Chief Financial Officer of the Company as of August 2, 2023. Pursuant to the Employment Agreement, Mrs. Martinez’s compensation will be an initial annual base salary of $240,000 and an annual discretionary performance bonus target of 40% of base salary, payable 50% in cash and 50% in shares of common stock of the Company.

Pursuant to the Employment Agreement, Mrs. Martinez will be entitled to six weeks’ paid vacation and will be eligible to participate in certain employee benefit plans offered by the Company. Further, Mrs. Martinez will receive an initial grant to purchase 200,000 shares of Common Stock at an exercise price of $0.35 per share, subject to Board approval. The options will vest over a period of three years.

The foregoing is a summary of the material terms of the Employment Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to Mrs. Martinez’s Employment Agreement relating to employment, which is filed as Exhibit 10.2.

Item 9.01    Exhibits
(d) Exhibits.

Exhibits	Description
10.2	Employment Agreement, dated as of August 2, 2023, by and between Carolina Martinez and Better Choice Company, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Better Choice Company Inc.

	By:	/s/ Carolina Martinez
	Name:	Carolina Martinez
	Title:	Chief Financial Officer

August 7, 2023
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